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                                                                    Exhibit 16.1


                  BLOCK, PLANT, EISNER, FIORITO & BELAK-BERGER





                                                                   July __, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: Compass Plastics & Technologies, Inc. - Registration Statement on Form S-1, as amended (No. 333-28741)
               ----------------------------------------------------------------

Dear Sirs:

                  We have read the third paragraph under the caption "Experts" in the above referenced Registration Statement filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                             BLOCK, PLANT, EISNER, FIORITO &
                                             BELAK-BERGER